DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity # C6197-1996
Document Number: 20050626718-57

Date Filed: 12/20/2005 4:14:31 PM
In the office of

Dean Heller
Secretary of State

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
SAFE IDEA, INC.

2. The articles have been amended as follows (provide article numbers, if available):
ARTICLE I is hereby amended as follows:

THE NAME OF THE CORPORATION IS:

BLOODHOUND SEARCH TECHNOLOGIES, INC.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: 6,313,355 or 54.66%

4. Effective date of filing (optional): 12/16/05
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): Carol Allen

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

FOR

SAFE IDEA, INC.

I, the undersigned, Carol Allen, Secretary and Director, do hereby certify:

That the Board of Directors of Safe Idea, Inc. at a duly convened meeting on December 15, 2005, adopted a resolution to amend the Articles of Incorporation.

Article I is hereby amended as follows:

The name of the Corporation is:

BLOODHOUND SEARCH TECHNOLOGIES, INC.

The number of shares of common stock of the corporation issued and outstanding and entitled to vote on an amendment to the Articles of Incorporation is 11,550,015. The said changes and amendment have been consented to and approved by a majority of the stockholders, specifically 6,313,355 or 54.66% which is the majority of each class of shares of stock issued and outstanding and entitled to vote thereon. The vote was sufficient for approval.

I hereby attest to the above.

Carol Allen

Carol Allen, Secretary and Director